Exhibit 10(a)

AMERICAN INTERNATIONAL GROUP, INC.
AMENDED AND RESTATED 1999 STOCK OPTION PLAN
STOCK OPTION GRANT AGREEMENT

     Agreement, dated [DATE OF GRANT], between American International Group, Inc. (“AIG”) and [EMPLOYEE NAME] (the “Employee”), an employee of AIG or a subsidiary corporation of AIG.

     The parties hereto agree as follows:

     1. Grant of Option. AIG hereby grants to the Employee under the American International Group, Inc. Amended and Restated 1999 Stock Option Plan (the “Plan”), a copy of which is included as Appendix A to the Plan prospectus attached hereto and the terms and conditions of which are incorporated herein by reference, an option (“Option”) to purchase all or any part of [NUMBER OF SHARES] shares of AIG Common Stock, par value $2.50 per share, at a price of $[OPTION PRICE] per share at any time after one year from the date hereof as to 25% of such shares, after two years from the date hereof as to 50% of such shares, after three years from the date hereof as to 75% of such shares and after four years from the date hereof as to 100% of such shares or at such earlier time as provided in the Plan, but not after the expiration of ten years from the date hereof.

     2. Exercisability of Option. This Option is not transferable by the Employee other than by will or the laws of descent and distribution, and is exercisable during the lifetime of the Employee only by the Employee.

     3. Employment Status. The Employee agrees with and represents to AIG that he or she will remain in the employ of and render services to AIG or a subsidiary of AIG for a period of at least one year from the date hereof, provided, however, that this Agreement does not confer upon the Employee any right to be retained in the employ of AIG or any subsidiary of AIG.

     4. Disposition of Shares. The Employee will notify AIG promptly of the disposition of any shares purchased pursuant to this Option which are disposed of within two years from the date the Option was granted to the Employee, or within one year from the date the shares were transferred to the Employee. For purposes of the notification required by the preceding sentence, the word “disposition” shall have the meaning defined in Section 425(c) of the Internal Revenue Code of 1986, as amended.

     5. Incentive Stock Option. With respect to [NUMBER OF SHARES] shares, this Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. With respect to [NUMBER OF SHARES] shares, this Option is intended to be a non-qualified option.

     6. Consent to Jurisdiction. (a) AIG AND EMPLOYEE HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF NEW YORK OVER ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THE OPTION. AIG and the Employee acknowledge that the forum designated by this Paragraph 6(a) has a reasonable relation to the Plan and the Option and the Employee’s relationship with AIG. Notwithstanding the foregoing, nothing herein shall preclude AIG from bringing any action, suit or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph 6.

     (b) The agreement by AIG and the Employee as to forum is independent of the law that may be applied in the action, suit or proceeding and AIG and the Employee, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which AIG or the Employee now or hereafter may have to personal jurisdiction or to the laying of venue of any such action, suit or proceeding in any court referred to in Paragraph 6(a), (iii) undertake not to commence any action, suit or proceeding arising out of or relating to or concerning the Plan in any forum other than a forum described in this Paragraph 6, and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgement in any such action, suit or proceeding in any such court shall be conclusive and binding upon AIG and the Employee.

     (c) The Employee, as a condition to the Employee’s participation in the Plan and receipt of the Option, irrevocably appoints the Corporate Secretary of AIG as the Employee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to the Plan or the Option, who shall promptly advise the Employee of any such service of process.

     (d) The Employee hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in Paragraph 6, except that the Employee may disclose information concerning such dispute to the court that is considering such dispute or to the Employee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

     (e) The Employee recognizes and agrees that prior to being selected to participate in the Plan the Employee has no right to any benefits hereunder. Accordingly, in consideration of the Employee’s selection to participate in the Plan, the Employee expressly waives any right to contest the number of options granted to him or her, the terms of the Plan or the Option or any determination, action or omission under the Plan or the Option by AIG, AIG’s Board of Directors, or a committee thereof.

American International Group, Inc.

By:

Chairman

Attest:

Employee

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